Exhibit 15.10

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

This is a digital representation of a DeGolyer and MacNaughton report.

This file is intended to be a manifestation of certain data in the subject report and as such are subject to the same conditions thereof. The information and data contained in this file may be subject to misinterpretation; therefore, the signed and bound copy of this report should be considered the only authoritative source of such information.

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

REPORT

as of

MARCH 31, 2019

on

RESERVES and REVENUE

of

CERTAIN FIELDS

in

INDIA

with interests attributable to

CAIRN OIL & GAS, DIVISION OF VEDANTA LIMITED

DEGOLYER AND MACNAUGHTON

TABLE of CONTENTS

Page

FOREWORD	1

Scope of Investigation	1
Authority	3
Source of Information	4

DEFINITION of RESERVES	5

ESTIMATION of RESERVES	10

VALUATION of RESERVES	14

Discussion of Fiscal Terms	15
RJ-ON-90/1 PSC (Rajasthan)	15
CB/OS-2 PSC (Cambay)	15
KG-ONN-2003/1 PSC (Nagayalanka)	16
PKGM-1 PSC (Ravva)	16

SUMMARY and CONCLUSIONS	18

TABLES
Table 1 – Working Interests and Contract Expiration Dates
Table 2 – Gross Proved Reserves
Table 3 – Net Proved Reserves
Table 4 – Reconciliation of Net Proved Reserves
Table 5 – Standardized Measure of Discounted Future Net Cash Flows and Changes therein relating to Proved Reserves
Table 6 – Summary of Net Reserves and Future Net Revenue
Table 7 – Projection of Proved Developed Reserves and Future Net Revenue, CB/OS-2 PSC
Table 8 – Projection of Total Proved Reserves and Future Net Revenue, CB/OS-2 PSC
Table 9 – Projection of Proved Developed Reserves and Future Net Revenue, KG-ONN-2003/1 PSC
Table 10 – Projection of Total Proved Reserves and Future Net Revenue, KG-ONN-2003/1 PSC
Table 11 – Projection of Proved Developed Reserves and Future Net Revenue, RJ-ON-90/1 PSC
Table 12 – Projection of Total Proved Reserves and Future Net Revenue, RJ-ON-90/1 PSC
Table 13 – Projection of Proved Developed Reserves and Future Net Revenue, PKGM-1 PSC
Table 14 – Projection of Total Proved Reserves and Future Net Revenue, PKGM-1 PSC

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

REPORT

as of

MARCH 31, 2019

on

RESERVES and REVENUE

of

CERTAIN FIELDS

in

INDIA

with interests attributable to

CAIRN OIL & GAS, DIVISION OF VEDANTA LIMITED

FOREWORD

Scope of Investigation

This report presents estimates, as of March 31, 2019, of the extent and value of the proved oil, condensate, and sales gas reserves of certain fields in India in which Cairn Oil & Gas, Division of Vedanta Limited (Cairn) has represented it holds an interest under the terms of various production sharing contracts (PSC) with the Government of India (GOI). Table 1 presents a listing of the properties evaluated along with contract type, interest evaluated, and expiration of each license area.

Estimates of reserves presented in this report have been prepared in compliance with the regulations promulgated by the United States Securities and Exchange Commission (SEC). These reserves definitions are discussed in detail in the Definition of Reserves section of this report.

Reserves estimated in this report are expressed as gross reserves and net reserves. Gross reserves are defined as the total estimated petroleum remaining to be produced from these properties after March 31, 2019. Net reserves are defined as that portion of the gross reserves attributable to the interests held by Cairn after deducting all interests held by others.

DEGOLYER AND MACNAUGHTON

Certain properties in which Cairn has represented it holds an interest are subject to the terms of various PSCs. The terms of these agreements generally allow for working interest participants to be reimbursed for portions of capital costs and operating expenses and to share in the profits. The reimbursements and profit proceeds are converted to a barrel of oil equivalent or standard cubic foot of gas equivalent by dividing by product prices to estimate the “entitlement quantities.” These entitlement quantities are equivalent in principle to net reserves and are used to calculate an equivalent net share, termed an “entitlement interest.” In this report, Cairn’s net reserves or interest for certain properties subject to these agreements is the entitlement based on Cairn’s working interest.

The fields evaluated herein are located in the CB/OS-2 PSC (3 fields), the KG-ONN-2003/1 PSC (1 field), the RJ-ON-90/1 PSC (15 fields), and the PKGM-1 PSC (1 field).

The CB-X, Gauri, and Lakshmi fields are located in the CB/OS-2 PSC (Cambay), the Nagayalanka field is located in the KG-ONN-2003/1 PSC (Nagayalanka), the Aishwariya, Aishwariya Barmer Hill, Bhagyam, GS-V, Guda, Kaameshwari-1, Kaameshwari West-2, Mangala, N-E, N-I, Raagashwari Oil, Raagashwari Deep Gas, Saraswati, Shakti, and Tukarum fields are located in the RJ-ON-90/1 PSC (Rajasthan), and the Ravva field is located in the PKGM-1 PSC (Ravva).

The net entitlement interests for the properties evaluated in this report are calculated for each PSC and may change from year to year depending on changes to the estimated costs projected for each field, the timing of production, and price assumptions. Estimates of the entitlement interest for the total proved reserves for each PSC are as follows:

	Net Entitlement Interest
Area	Oil and Condensate (percent)	Sales Gas (percent)

CB/OS-2 PSC	24.20	24.18
KG-ONN-2003/1 PSC	48.67	48.63
RJ-ON-90/1 PSC	42.39	41.82
PKGM-1 PSC	9.72	10.56

DEGOLYER AND MACNAUGHTON

This report presents values for proved reserves that were estimated using prices, expenses, and costs provided by Cairn. Future prices were estimated using guidelines established by the SEC and the Financial Accounting Standards Board (FASB). Prices, expenses, and costs were provided in Indian rupees (INR) or United States dollars (U.S.$). At the request of Cairn, an exchange rate of INR69.28 per U.S.$1.00 was used. All values were estimated in INR and U.S.$, and all prices, expenses, costs, and revenue shown in this report are expressed in INR and U.S.$. A detailed explanation of the future price, expense, and cost assumptions is included in the Valuation of Reserves section of this report.

Values for proved reserves in this report are expressed in terms of estimated in terms of future gross revenue, future net revenue and present worth. Future gross revenue is defined as that revenue which will accrue to the evaluated interests from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting cash royalties, production taxes (termed “cess”), operating expenses, capital costs, and Indian income tax from the future gross revenue. Operating expenses include field operating expenses, workover costs, compression costs, and all other direct costs specified by Cairn. Capital costs include such items as platforms, pipelines, wells, compressors, and abandonment fund payments. Present worth is defined as the future net revenue discounted at a specified arbitrary discount rate compounded monthly over the expected period of realization. Present worth should not be construed as fair market value because no consideration was given to additional factors that influence the prices at which properties are bought and sold. In this report, present worth values using a nominal discount rate of 10 percent are reported.

Estimates of reserves and revenue should be regarded only as estimates that may change as further production history and additional information become available. Not only are such estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

Authority

This report was authorized by Mr. M. Suresh Kumar, Chief Reservoir Engineer, Cairn Oil & Gas, Division of Vedanta Limited.

DEGOLYER AND MACNAUGHTON

Source of Information

Information used in the preparation of this report was obtained from Cairn. In the preparation of this report we have relied, without independent verification, upon information furnished by Cairn with respect to the property interests being evaluated, production from such properties, current costs of operation and development, current prices for production, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. A field examination of the properties was not considered necessary for the purposes of this report.

DEGOLYER AND MACNAUGHTON

DEFINITION of RESERVES

Petroleum reserves included in this report are classified as proved. Only proved reserves have been evaluated for this report. Reserves classifications used in this report are in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs consistent with the effective date of this report, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

Proved oil and gas reserves – Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

DEGOLYER AND MACNAUGHTON

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves – Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

DEGOLYER AND MACNAUGHTON

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv) See also guidelines in paragraphs (iv) and (vi) of the definition of possible reserves.

Possible reserves – Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

DEGOLYER AND MACNAUGHTON

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) of the proved oil and gas reserves definition, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

Developed oil and gas reserves – Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

DEGOLYER AND MACNAUGHTON

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves – Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in [section 210.4–10 (a) Definitions], or by other evidence using reliable technology establishing reasonable certainty.

The extent to which probable and possible reserves ultimately may be reclassified as proved reserves is dependent upon future drilling, testing, and well performance. The degree of risk to be applied in evaluating probable and possible reserves is influenced by economic and technological factors as well as the time element. No probable or possible reserves have been evaluated for this report.

DEGOLYER AND MACNAUGHTON

ESTIMATION of RESERVES

Estimates of reserves were prepared by the use of appropriate geologic, petroleum engineering, and evaluation principles and techniques that are in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC and with practices generally recognized by the petroleum industry as presented in the publication of the Society of Petroleum Engineers entitled “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (Revision as of February 19, 2007).” The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data, and production history.

Based on the current stage of field development, production performance, the development plans provided by Cairn, and analyses of areas offsetting existing wells with test or production data, reserves were classified as proved developed or proved undeveloped.

Cairn has represented that its senior management is committed to the development plan provided by Cairn and that Cairn has the financial capability to execute the development plan, including the drilling and completion of wells and the installation of equipment and facilities.

The volumetric method was used to estimate the original oil in place (OOIP) and original gas in place (OGIP). Structure maps were prepared to delineate each reservoir, and isopach maps were constructed to estimate reservoir volume. Electrical logs, radioactivity logs, core analyses, and other available data were used to prepare these maps as well as to estimate representative values for porosity and water saturation. When adequate data were available and when circumstances justified, material-balance methods were used to estimate OOIP or OGIP.

Estimates of ultimate recovery were obtained after applying recovery factors to OOIP and OGIP. These recovery factors were based on consideration of the type of energy inherent in the reservoirs, analyses of the petroleum, the structural positions of the properties, and the production histories. When applicable, material balance and other engineering methods were used to estimate recovery factors based on an analysis of reservoir performance, including production rate, reservoir pressure, and reservoir fluid properties.

DEGOLYER AND MACNAUGHTON

For depletion-type reservoirs or those whose performance disclosed a reliable decline in producing-rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production-decline curves, reserves were estimated only to the limits of economic production as defined in the Definition of Reserves section of this report or the expiration of the fiscal agreement, as appropriate.

In certain cases, reserves were estimated by incorporating elements of analogy with similar wells or reservoirs for which more complete data were available.

Data provided by Cairn from wells drilled through March 31, 2019, and made available for this evaluation were used to prepare the reserves estimates herein. These reserves estimates were based on consideration of production data through March 31, 2019. Estimated cumulative production, as of March 31, 2019, was deducted from the estimated gross ultimate recovery to estimate gross reserves.

Oil and condensate reserves estimated herein are to be recovered by normal field separation and are expressed in millions of barrels (106bbl). In these estimates, 1 barrel equals 42 United States gallons. For reporting purposes, oil and condensate reserves have been estimated separately and are presented herein as a summed quantity.

Gas quantities estimated herein are expressed as sales gas. Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel usage, flare, and shrinkage resulting from field separation and processing. Gas reserves estimated herein are reported as sales gas. Gas reserves estimated herein are expressed at a temperature base of 60 degrees Fahrenheit (°F) and at a pressure base of 14.7 pounds per square inch absolute (psia). Gas reserves presented in this report are expressed in billions of cubic feet (109ft3).

Gas quantities are identified by the type of reservoir from which the gas will be produced. Nonassociated gas is gas at initial reservoir conditions with no oil present in the reservoir. Associated gas is both gas-cap gas and solution gas. Gas-cap gas is gas at initial reservoir conditions and is in communication with an underlying oil zone. Solution gas is gas dissolved in oil at initial reservoir conditions. Gas quantities estimated herein include both associated and nonassociated gas.

DEGOLYER AND MACNAUGHTON

At the request of Cairn, sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent. This conversion factor was provided by Cairn.

Forecasts of reserves provided herein are reported on a fiscal-year basis starting April 1 of each year and ending March 31 of the following calendar year.

Reserves were forecast to the expiration of each PSC. The expiration date for each PSC is as follows:

Area	Expiration Date
CB/OS-2 PSC	June 30, 2023
KG-ONN-2003/1 PSC	September 24, 2031
RJ-ON-90/1 PSC	May 14, 2030
PKGM-1 PSC	October 27, 2029

A 10-year PSC extension was approved for the RJ-ON-90/1 PSC in October 25, 2018, which extends the PSC expiration date from May 14, 2020, to May 14, 2030. A 10-year PSC extension was also approved for the PKGM-1 PSC on March 6, 2019, which extends the PSC expiration date from October 27, 2019, to October 27, 2029. The result of these two PSC extensions significantly increases the reserves estimated herein.

The gross and net proved reserves evaluated herein are presented in Tables 2 and 3, respectively. A reconciliation of the net proved oil and condensate and sales gas reserves, as of March 31, 2019, is shown in Table 4.

DEGOLYER AND MACNAUGHTON

The estimated gross and net proved developed, proved undeveloped, and total proved reserves, as of March 31, 2019, of the properties evaluated herein are summarized as follows, expressed in millions of barrels (106bbl) and billions of cubic feet (109ft3):

Proved Developed				Proved Undeveloped				Total Proved
Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)		Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)		Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)
Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net

258.386	101.399	149.113	56.448	56.828	25.431	91.460	38.917	315.214	126.830	240.573	95.365

DEGOLYER AND MACNAUGHTON

VALUATION of RESERVES

Revenue values in this report were estimated using initial prices, expenses, and costs provided by Cairn. An exchange rate of INR69.28 per U.S.$1.00 was used based on representation from Cairn that it was the prevailing exchange rate on March 31, 2019. Future prices were estimated using guidelines established by the SEC and the FASB. The following economic assumptions were used for estimating the revenue values reported herein:

Oil and Condensate Prices

Cairn has represented that the oil and condensate prices were based on a 12-month average price, calculated as the unweighted average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual agreements. All oil and condensate estimated herein is sold under contractual agreements. The volume-weighted average adjusted product price attributable to estimated proved reserves was U.S.$66.01 per barrel for oil and condensate, based on a 12-month average Brent reference price of U.S.$70.15 per barrel. Cairn supplied differentials by field to the Brent reference price, and these prices were held constant for the lives of the properties.

Gas Prices

Cairn has represented that the gas prices are defined by contractual agreements based on specific market conditions. The volume-weighted average adjusted product price attributable to estimated proved reserves was U.S.$7.46 per thousand cubic feet. The average contract prices for each contract area were held constant for the lives of the properties.

DEGOLYER AND MACNAUGHTON

Operating Expenses, Capital Costs, and Abandonment Costs

Estimates of future operating expenses, capital costs, and abandonment costs were based on information provided by Cairn. This information included historical costs as well as operating expense and capital cost estimates for future development. Estimates of future operating expenses and capital costs, either higher or lower than the Cairn development plan estimates, may have been made in order to conform to the respective reserves cases. Abandonment costs, which are those costs associated with the removal of equipment, plugging of wells, and reclamation and restoration associated with the abandonment, were provided by Cairn for each field or contract area and were included as capital costs through escrow payments over the life of the remaining reserves. As of March 31, 2019, Cairn has represented that no additional funding for abandonment costs is required for the CB/OS-2 PSC. Estimates of operating expenses, capital costs, and abandonment costs provided by Cairn have been considered in determining the economic viability of the undeveloped reserves estimated herein. No escalation of operating expenses, capital costs, or abandonment costs have been applied.

Discussion of Fiscal Terms

RJ-ON-90/1 PSC (Rajasthan)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor (Cairn and its partners) has the right to recover costs and share in the profit proceeds with the GOI. The Licensee (Oil and Natural Gas Corporation) pays royalties of 20 percent on the wellhead value of oil and condensate sales and 10 percent on the wellhead value of gas sales. The Contractor is liable for a production tax (termed “cess”) of 20 percent on the value of oil produced. Royalties and cess are considered allowable costs for cost recovery purposes. Profits are shared based on a sliding scale tied to the ratio of cumulative revenues divided by cumulative investments (exploration and development). Income taxes are assessable at statutory rates for domestic and foreign companies (Cairn’s interests are held by two entities: one domestic entity and one foreign entity).

CB/OS-2 PSC (Cambay)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs and share in the profit proceeds with the GOI. The Contractor is not responsible for royalties or cess under the terms of this contract. Profits are shared based on a sliding scale tied to the after-tax rate of return. Income taxes are assessable at statutory rates for domestic companies.

DEGOLYER AND MACNAUGHTON

KG-ONN-2003/1 PSC (Nagayalanka)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs with 95 percent of revenue limit and share in the profit proceeds with the GOI. The Contractor pays royalties of 12.5 percent on the wellhead value of oil and condensate sales and 10 percent on the wellhead value of gas sales. Profits are shared based on a sliding scale tied to the ratio of cumulative revenues divided by cumulative investments (exploration and development). Income taxes are assessable at statutory rates for domestic companies.

PKGM-1 PSC (Ravva)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs and share in the profit proceeds with the GOI. Royalties are INR481 per metric ton (before the 2019 PSC extension) and INR2,674 per metric ton (after 2019 PSC extension) on oil sales and 10 percent on the wellhead value of gas sales. Cess rates are INR927 per metric ton (before 2019 PSC extension) and INR5,813 per metric ton (after the 2019 PSC extension) of oil produced. Royalties and cess payments are deducted before profit sharing, and are not involved in cost recovery calculation. Profits are shared based on a sliding scale tied to the after-tax rate of return. Income taxes are assessable at statutory rates for domestic companies.

The estimated future net revenue and present worth of the future net revenue at a discount rate of 10 percent to be derived from the production and sale of the net proved developed and total proved reserves, as of March 31, 2019, of the properties evaluated using the guidelines established by the SEC are summarized as follows, expressed in millions of Indian rupees (106INR) and millions of United States dollars (106U.S.$):

Proved Developed		Total Proved		Proved Developed		Total Proved
Future Net Revenue (10[6]INR)	Present Worth at 10 Percent (10[6]INR)	Future Net Revenue (10[6]INR)	Present Worth at 10 Percent (10[6]INR)	Future Net Revenue (10[6]U.S.$)	Present Worth at 10 Percent (10[6]U.S.$)	Future Net Revenue (10[6]U.S.$)	Present Worth at 10 Percent (10[6]U.S.$)

136,325	103,684	157,025	114,044	1,968	1,497	2,267	1,646

DEGOLYER AND MACNAUGHTON

Standardized measure of discounted future net cash flows (SMV) and changes therein relating to proved reserves, as of March 31, 2019, are shown in Table 5. The SMV is the net present worth discounted at 10 percent. Table 6 presents a summary of net reserves and future net revenue. Tables 7 through 14 show the projection of proved developed and total proved reserves and future net revenue by PSC.

In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil, condensate, and gas contained in this report has been prepared in accordance with Paragraphs 932-235-50-4 through 932-235-50-7, 932-235-50-9, 932-235-50-30, and 932-235-50-31 of the Accounting Standards Update 932-235-50, Extractive Industries – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures (January 2010) of the FASB and Rules 4–10(a) (1)–(32) of Regulation S–X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8)(i), (ii), and (v)–(x), and 1203(a) of Regulation S–K of the SEC; provided, however, the reserves and values are presented on a fiscal-year basis and not on a calendar-year basis. This report does not include certain disclosures required by Item 1202 (a)(8) of Regulation S–K and is thus not to be used for inclusion in certain SEC filings.

To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature, we, as engineers, are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

DEGOLYER AND MACNAUGHTON

SUMMARY and CONCLUSIONS

Cairn has represented that it holds an interest in certain properties located in India evaluated herein. The estimated net proved developed, proved undeveloped, and total proved reserves, as of March 31, 2019, of the properties evaluated herein are summarized as follows, expressed in millions of barrels (106bbl), billions of cubic feet (109ft3), and millions of barrels of oil equivalent (106boe):

	Net Reserves
	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3)	Oil Equivalent (10[6]boe)

Proved Developed	101.399	56.448	110.806
Proved Undeveloped	25.431	38.917	31.918

Total Proved	126.830	95.365	142.724

Note:	Sales gas resereves estimated herein were converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

The estimated present worth discounted at a rate of 10 percent attributable to Cairn’s interest in the proved developed and total proved reserves, as of March 31, 2019, of the properties evaluated using the guidelines established by the SEC is summarized as follows, expressed in millions of Indian rupees (106INR) and millions of United States dollars (106U.S.$):

	Present Worth at 10 Percent (10[6]INR)	Present Worth at 10 Percent (10[6]U.S.$)

Proved Developed	103,684	1,497
Total Proved	114,044	1,646

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the March 31, 2019, estimated reserves.

DEGOLYER AND MACNAUGHTON

DeGolyer and MacNaughton is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1936. Our fees were not contingent on the results of our evaluation. This report has been prepared at the request of Cairn. DeGolyer and MacNaughton has used all assumptions, procedures, data, and methods that it considers necessary to prepare this report.

Submitted,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

SIGNED: April 20, 2019

Thomas C. Pence, P.E.
Senior Vice President
DeGolyer and MacNaughton

TABLE 1 WORKING INTERESTS and CONTRACT EXPIRATION DATES as of MARCH 31, 2019 for CERTAIN AREAS in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

Country Area	Fiscal Regime	Working Interest (%)	Expiration Dates

India
CB/OS-2 PSC	PSC	40.0	June 30, 2023
KG-ONN-2003/1 PSC	PSC	49.0	September 24, 2031
RJ-ON-90/1PSC	PSC	70.0	May 14, 2030
PKGM-1 PSC	PSC	22.5	October 27, 2029

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 2 GROSS PROVED RESERVES as of MARCH 31, 2019 for CERTAIN FIELDS in INDIA

	Gross Reserves
	Proved Developed			Proved Undeveloped			Total Proved
Area Field	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)

CB/OS-2 PSC
CB-X	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Gauri	1.677	1.119	1.864	0.000	0.267	0.044	1.677	1.386	1.908
Lakshmi	9.638	10.555	11.397	0.000	2.110	0.352	9.638	12.665	11.749

Total CB/OS-2 PSC	11.315	11.674	13.261	0.000	2.377	0.396	11.315	14.051	13.657

KG-ONN-2003/1 PSC
Nagayalanka	0.583	1.160	0.776	1.749	3.479	2.329	2.332	4.639	3.105

RJ-ON-90/1 PSC
Aishwariya	32.875	0.000	32.875	2.669	0.000	2.669	35.544	0.000	35.544
Aishwariya Barmer Hill	1.666	0.000	1.666	25.334	0.000	25.334	27.000	0.000	27.000
Bhagyam	31.760	0.000	31.760	5.487	0.000	5.487	37.247	0.000	37.247
GS-V	0.000	0.000	0.000	0.098	0.000	0.098	0.098	0.000	0.098
Guda	0.545	0.000	0.545	0.000	0.000	0.000	0.545	0.000	0.545
Kaameshwari-1	0.000	0.000	0.000	0.570	0.000	0.570	0.570	0.000	0.570
Kaameshwari West-2	0.264	0.000	0.264	0.000	0.000	0.000	0.264	0.000	0.264
Mangala	155.818	0.000	155.818	12.660	0.000	12.660	168.478	0.000	168.478
N-E	1.186	0.000	1.186	0.230	0.000	0.230	1.416	0.000	1.416
N-I	1.756	0.000	1.756	0.000	0.000	0.000	1.756	0.000	1.756
Raageshwari Oil	0.520	0.000	0.520	0.000	0.000	0.000	0.520	0.000	0.520
Raageshwari Deep Gas	8.441	126.974	29.603	2.825	85.060	17.002	11.266	212.034	46.605
Saraswati	0.550	0.000	0.550	0.000	0.000	0.000	0.550	0.000	0.550
Shakti	0.000	0.000	0.000	0.248	0.000	0.248	0.248	0.000	0.248
Tukaram	0.000	0.000	0.000	1.111	0.000	1.111	1.111	0.000	1.111

Total RJ-ON-90/1 PSC	235.381	126.974	256.543	51.232	85.060	65.409	286.613	212.034	321.952

PKGM-1 PSC
Ravva	11.107	9.305	12.658	3.847	0.544	3.938	14.954	9.849	16.596

Grand Total	258.386	149.113	283.238	56.828	91.460	72.072	315.214	240.573	355.310

Note:	Sales gas is converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 3 NET PROVED RESERVES as of MARCH 31, 2019 for CERTAIN AREAS in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Net Reserves
	Proved Developed			Proved Undeveloped			Total Proved
Area	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)

CB/OS-2 PSC	2.730	2.816	3.199	0.008	0.581	0.105	2.738	3.397	3.304
KG-ONN-2003/1 PSC	0.284	0.564	0.378	0.851	1.692	1.133	1.135	2.256	1.511
RJ-ON-90/1 PSC	97.403	52.244	106.110	24.101	36.428	30.173	121.504	88.672	136.283
PKGM-1 PSC	0.982	0.824	1.119	0.471	0.216	0.507	1.453	1.040	1.626

Total	101.399	56.448	110.806	25.431	38.917	31.918	126.830	95.365	142.724

Note:	Sales gas is converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 4 RECONCILIATION of NET PROVED RESERVES as of MARCH 31, 2019 for CERTAIN AREAS in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3 )	Oil Equivalent (10[6]boe)

Proved Developed and Undeveloped Reserves as of March 31, 2018	47.356	11.161	49.216

Revisions	99.813	89.219	114.682
Improved Recovery	4.873	0.052	4.882
Purchases or (Sales) of Minerals in Place	0.000	0.000	0.000
Extensions and Discoveries	2.314	2.745	2.772
Annual Production	(27.526)	(7.812)	(28.828)

Proved Developed and Undeveloped Reserves as of March 31, 2019	126.830	95.365	142.724

Proved Developed Reserves
March 31, 2018	38.586	9.866	40.230
March 31, 2019	101.399	56.448	110.806

Note:	Sales gas is converted to oil equivalent using a factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 5

STANDARDIZED MEASURE of DISCOUNTED FUTURE NET CASH FLOWS and CHANGES THEREIN relating to PROVED RESERVES as of

MARCH 31, 2019

for

CERTAIN AREAS

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Total Proved (10[6] INR)	Total Proved (10[6] U.S.$)

Future cash inflows	629,770	9,089
Future production costs	349,686	5,047
Future development costs	55,167	796
Future income tax expenses	67,890	980
Future net cash flows	157,025	2,266
10% annual discount for estimated timing of cash flows	(42,981)	(620)
Standardized measure of discounted future net cash flows	114,044	1,646

The following are the principal sources of change in the standardized measure of discounted future net cash flows during Fiscal Year 2018:

Standardized Measure March 31, 2018	46,315	712

Sales and transfers of oil and gas produced, net of production costs	(77,131)	(1,113)
Net changes in prices and production costs	42,652	571
Extensions, discoveries and improved recovery	12,071	174
Development costs incurred during the period	58,242	841
Revisions of previous quantity estimates	158,825	2,293
Change in estimated development costs	(85,499)	(1,234)
Purchase or (Sales) of Minerals in Place	0	0
Accretion of discount	4,985	72
Net change in income taxes	(46,416)	(670)

Standardized Measure March 31, 2019	114,044	1,646

Notes:

1.	Indian Rupees (INR) were converted to United States dollars (U.S.$) using an exchange rate of INR69.28 per U.S.$1.00.
2.	For 2018, an exchange rate of INR 65.04 per U.S.$1.00 was used.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 6 SUMMARY of NET RESERVES and FUTURE NET REVENUE as of MARCH 31, 2019 for CERTAIN PROPERTIES in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Net Reserves		Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Reserves Category	Oil (10[6]bbl)	Sales Gas (10[9]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

Proved Developed	101.399	56.448	494,955	125,590	166,202	12,731	54,106	136,325	103,684
Proved Undeveloped	25.431	38.917	134,815	27,867	30,027	42,436	13,784	20,700	10,360

Total Proved	126.830	95.365	629,770	153,457	196,229	55,167	67,890	157,025	114,044

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 7

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for

CERTAIN FIELDS

located in the

CB/OS-2 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	5.189	1.242	5.316	1.272	4,733.90	355.41	6,586	0	966	445	1,788	3,386	3,210
2020	3.000	0.736	3.182	0.781	4,733.90	355.41	4,019	0	643	386	1,025	1,965	1,686
2021	1.769	0.422	2.010	0.480	4,733.90	355.41	2,170	0	382	103	539	1,146	890
2022	1.046	0.251	0.900	0.216	4,733.90	355.41	1,263	0	263	31	288	680	478
2023	0.311	0.079	0.266	0.067	4,733.90	355.41	396	0	125	8	7	256	163
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	11.315	2.730	11.674	2.816			14,434	0	2,379	973	3,647	7,433	6,427

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 8

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for

CERTAIN FIELDS

located in the

CB/OS-2 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	5.189	1.252	6.151	1.484	4,733.90	355.41	6,710	0	966	574	1,805	3,365	3,190
2020	3.000	0.735	3.973	0.973	4,733.90	355.41	4,080	0	643	386	1,043	2,007	1,722
2021	1.769	0.421	2.761	0.657	4,733.90	355.41	2,228	0	382	103	556	1,186	921
2022	1.046	0.251	0.900	0.216	4,733.90	355.41	1,263	0	263	31	286	682	480
2023	0.311	0.079	0.266	0.067	4,733.90	355.41	396	0	125	8	7	256	163
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	11.315	2.738	14.051	3.397			14,677	0	2,379	1,102	3,697	7,496	6,476

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 9

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for the

NAGAYALANKA FIELD

located in the

KG-ONN-2003/1 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	0.244	0.119	0.503	0.245	4,859.99	351.94	663	76	142	23	0	422	400
2020	0.099	0.048	0.174	0.085	4,859.99	351.94	264	30	54	9	0	171	147
2021	0.075	0.036	0.138	0.067	4,859.99	351.94	201	23	43	7	0	128	99
2022	0.056	0.027	0.108	0.053	4,859.99	351.94	151	17	34	5	0	95	66
2023	0.043	0.021	0.087	0.042	4,859.99	351.94	117	13	27	4	0	72	46
2024	0.024	0.012	0.052	0.025	4,859.99	351.94	66	8	16	3	0	40	23
2025	0.018	0.009	0.040	0.019	4,859.99	351.94	49	6	12	2	0	30	16
2026	0.014	0.007	0.033	0.016	4,859.99	351.94	39	4	10	2	0	23	11
2027	0.010	0.005	0.025	0.012	4,859.99	351.94	28	3	7	1	0	16	7
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	0.583	0.284	1.160	0.564			1,578	180	345	56	0	997	815

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 10

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for the

NAGAYALANKA FIELD

located in the

KG-ONN-2003/1 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	0.595	0.289	1.074	0.522	4,859.99	351.94	1,590	182	335	977	0	95	90
2020	0.392	0.191	0.689	0.335	4,859.99	351.94	1,044	120	212	18	0	695	596
2021	0.306	0.149	0.564	0.274	4,859.99	351.94	820	94	175	14	0	536	417
2022	0.244	0.119	0.472	0.230	4,859.99	351.94	657	75	146	12	0	424	298
2023	0.199	0.097	0.406	0.197	4,859.99	351.94	540	62	125	10	0	343	218
2024	0.153	0.074	0.328	0.160	4,859.99	351.94	418	48	99	8	0	263	151
2025	0.118	0.057	0.264	0.128	4,859.99	351.94	324	37	79	6	0	202	105
2026	0.086	0.042	0.203	0.099	4,859.99	351.94	238	27	60	5	0	147	69
2027	0.072	0.035	0.179	0.087	4,859.99	351.94	201	23	51	4	0	122	52
2028	0.055	0.027	0.144	0.070	4,859.99	351.94	155	18	41	3	0	93	36
2029	0.049	0.024	0.134	0.065	4,859.99	351.94	139	16	37	3	0	83	29
2030	0.043	0.021	0.123	0.060	4,859.99	351.94	123	14	34	3	0	72	98
2031	0.020	0.010	0.059	0.029	4,859.99	351.94	58	7	16	1	0	34	79
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	2.332	1.135	4.639	2.256			6,307	723	1,410	1,064	0	3,109	2,238

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 11

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for

CERTAIN FIELDS

located in the

RJ-ON-90/1 PSC

RAJASTHAN STATE, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	47.694	20.948	34.041	14.951	4,563.47	502.97	103,116	25,393	18,239	2,422	18,933	38,130	36,143
2020	36.933	13.737	21.728	8.082	4,563.47	523.76	66,921	19,663	16,642	1,831	8,341	20,443	17,541
2021	29.262	10.932	15.640	5.843	4,563.47	545.93	53,075	15,579	14,570	1,429	5,923	15,575	12,097
2022	24.211	9.425	14.014	5.456	4,563.47	554.93	46,039	12,890	15,305	1,174	4,404	12,266	8,624
2023	20.564	8.351	11.011	4.472	4,563.47	579.18	40,699	10,948	15,766	986	3,283	9,715	6,183
2024	17.508	7.355	8.637	3.628	4,563.47	609.66	35,775	9,321	15,374	832	2,476	7,772	4,477
2025	15.086	6.592	6.814	2.978	4,563.47	648.46	32,015	8,032	15,284	712	1,820	6,168	3,216
2026	13.066	5.793	5.344	2.369	4,563.47	695.57	28,086	6,956	13,882	613	1,486	5,148	2,430
2027	11.373	5.114	4.167	1.874	4,563.47	695.57	24,639	6,055	12,550	530	1,211	4,293	1,834
2028	9.935	4.566	3.122	1.435	4,563.47	695.57	21,834	5,289	11,638	458	939	3,509	1,357
2029	8.712	4.098	2.264	1.065	4,563.47	695.57	19,442	4,638	10,842	399	712	2,851	998
2030	1.037	0.492	0.192	0.091	4,563.47	695.57	2,307	552	1,303	47	119	286	91
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	235.381	97.403	126.974	52.244			473,948	125,316	161,395	11,433	49,647	126,156	94,991

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 12

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for

CERTAIN FIELDS

located in the

RJ-ON-90/1 PSC

RAJASTHAN STATE, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	53.792	26.108	39.824	19.329	4,563.47	497.43	128,757	28,639	20,109	33,876	18,980	27,153	25,738
2020	43.848	18.219	44.439	18.465	4,563.47	493.97	92,263	23,345	19,129	8,343	13,500	27,947	23,979
2021	35.085	12.839	36.370	13.309	4,563.47	500.20	65,246	18,679	16,633	1,823	7,844	20,266	15,740
2022	28.953	11.053	24.086	9.195	4,563.47	517.52	55,197	15,415	17,131	1,455	5,607	15,590	10,961
2023	24.233	9.637	16.877	6.712	4,563.47	540.38	47,604	12,902	17,289	1,169	4,069	12,176	7,749
2024	21.676	8.899	14.555	5.975	4,563.47	551.47	43,905	11,540	17,725	1,047	3,374	10,219	5,887
2025	19.035	8.120	11.163	4.762	4,563.47	577.80	39,805	10,134	17,911	911	2,591	8,258	4,307
2026	16.892	7.314	8.637	3.740	4,563.47	609.66	35,659	8,993	16,658	800	2,197	7,011	3,310
2027	15.201	6.667	6.725	2.949	4,563.47	651.23	32,345	8,093	15,575	713	1,922	6,041	2,582
2028	13.905	6.224	5.132	2.297	4,563.47	695.57	29,999	7,403	15,125	647	1,655	5,169	1,999
2029	12.647	5.793	3.871	1.773	4,563.47	695.57	27,667	6,733	14,637	583	1,373	4,341	1,520
2030	1.346	0.631	0.355	0.166	4,563.47	695.57	2,996	717	1,659	63	164	393	125
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	286.613	121.504	212.034	88.672			601,443	152,593	189,581	51,430	63,276	144,564	103,897

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 13

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for the

RAVVA FIELD

located in the

PKGM-1 PSC

BAY OF BENGAL, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	3.610	0.362	4.137	0.415	4,839.90	293.82	1,875	0	631	38	403	803	761
2020	2.350	0.168	2.119	0.151	4,839.90	296.46	856	47	302	38	150	319	274
2021	1.576	0.114	1.178	0.085	4,839.90	298.24	576	0	208	28	107	232	181
2022	1.090	0.085	0.701	0.055	4,839.90	299.82	427	0	186	22	67	153	107
2023	0.768	0.069	0.420	0.038	4,839.90	300.81	346	0	191	22	39	94	60
2024	0.544	0.053	0.260	0.025	4,839.90	302.07	265	47	158	22	7	31	18
2025	0.398	0.042	0.176	0.019	4,839.90	303.15	210	0	133	22	15	40	21
2026	0.295	0.032	0.126	0.014	4,839.90	303.74	159	0	98	22	10	29	14
2027	0.223	0.026	0.090	0.010	4,839.90	304.96	128	0	81	22	6	20	8
2028	0.165	0.020	0.064	0.008	4,839.90	306.22	100	0	62	22	4	13	5
2029	0.088	0.011	0.034	0.004	4,839.90	306.22	53	0	33	11	4	5	2
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	11.107	0.982	9.305	0.824			4,995	94	2,083	269	812	1,739	1,451

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 14

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2019

for the

RAVVA FIELD

located in the

PKGM-1 PSC

BAY OF BENGAL, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2019	3.610	0.502	4.137	0.576	4,839.90	293.82	2,601	0	631	1,168	427	374	355
2020	3.189	0.250	2.239	0.175	4,839.90	296.98	1,261	47	410	210	175	419	360
2021	2.447	0.175	1.300	0.093	4,839.90	298.99	873	0	323	28	134	388	301
2022	1.743	0.134	0.792	0.061	4,839.90	300.55	668	47	298	22	68	234	164
2023	1.258	0.112	0.489	0.043	4,839.90	301.57	553	0	312	22	48	171	109
2024	0.911	0.087	0.312	0.030	4,839.90	302.76	431	0	265	22	29	115	66
2025	0.673	0.069	0.215	0.022	4,839.90	303.71	343	0	225	22	17	78	41
2026	0.500	0.052	0.156	0.016	4,839.90	304.21	258	0	166	22	12	58	27
2027	0.370	0.041	0.111	0.012	4,839.90	305.19	202	0	134	22	7	40	17
2028	0.165	0.020	0.064	0.008	4,839.90	306.22	100	0	62	22	0	17	6
2029	0.088	0.011	0.034	0.004	4,839.90	306.22	53	47	33	11	0	(38)	(13)
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	14.954	1.453	9.849	1.040			7,343	141	2,859	1,571	917	1,856	1,433

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.